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                      AVATEX CORPORATION AND SUBSIDIARIES
                                                                   EXHIBIT 11
                    COMPUTATION OF EARNINGS PER COMMON SHARE


                                                                                 For the years ended March 31,
(in thousands, except per share amounts)                                     1997            1996             1995
----------------------------------------------------------------------------------------------------------------------------
PRIMARY
Income (loss) from continuing operations                                 $ (12,244)        $  5,148         $39,447
Deduct dividends on preferred shares                                        19,081           21,108          19,096
                                                                         ------------------------------------------
Income (loss) from continuing operations applicable
     to common stockholders                                              $ (31,325)        $(15,960)        $20,351
                                                                         ==========================================

Income (loss) from discontinued operations                               $(267,112)        $(68,809)        $ 2,167
                                                                         ==========================================

Shares
     Weighted average number of common shares outstanding                   14,997           17,115          14,827
                                                                         ==========================================

Income (loss) from continuing operations                                 $   (2.09)        $  (0.93)        $  1.37
Income (loss) from discontinued operations                                  (17.81)           (4.02)           0.15
                                                                         ------------------------------------------
Net income (loss)                                                        $  (19.90)        $  (4.95)        $  1.52
                                                                         ==========================================

ASSUMING FULL DILUTION
Income (loss) from continuing operations                                 $ (12,244)        $  5,148         $39,447
Dividends on non-convertible preferred shares                               15,678           17,047          14,586
Dividends on convertible preferred shares (conversion of
     preferred shares would be anti-dilutive)                                3,403            4,061           4,510
                                                                         ------------------------------------------
Income (loss) from continuing operations applicable
      to common stockholders                                             $ (31,325)        $(15,960)        $20,351
                                                                         ==========================================

Income (loss) from discontinued operations                               $(267,112)        $(68,809)        $ 2,167
                                                                         ==========================================

Shares
     Weighted average number of common shares outstanding                   14,997           17,115          14,827
     Conversion of preferred stock (anti-dilutive)                              --               --              --
     Additional dilutive effect of outstanding options (as deter-
          mined by the treasury stock method)                                    1              504             286
                                                                         ------------------------------------------
     Weighted average number of common shares outstanding                   14,998           17,619          15,113
                                                                         ==========================================

Income (loss) from continuing operations                                 $   (2.09)        $  (0.90)        $  1.35
Income (loss) from discontinued operations                                  (17.81)           (3.91)           0.14
                                                                         ------------------------------------------
Net income (loss) *                                                      $  (19.90)        $  (4.81)        $  1.49
                                                                         ==========================================


===============================================================================
* This calculation is submitted in accordance with Regulation S-K Item 601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.




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